Exhibit 99.1


CHARTER FOR THE AUDIT COMMITTEE
OF STAGE STORES, INC.
April 24, 2001

I.	DESCRIPTION AND PURPOSE
The Audit Committee (the "Committee") is a standing committee of the
Board of Directors (the "Board") of Stage Stores, Inc. (the "Company") whose primary function is to ensure the integrity of the Company's financial statements. The Committee shall assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Board and others, the internal control structure, the audit process, and the adherence to applicable laws and regulations. Considering the size and complexity of the Company, the Committee shall apply reasonable materiality standards to all of its activities.
II.	COMPOSITION/EXPERTISE REQUIREMENT OF
AUDIT COMMITTEE
MEMBERS
A.	In General
1.	The Committee shall consist of at least three
independent directors.
2.	Each member of the Committee must be able to read
and understand fundamental financial statements,
including the Company's balance sheet, income
statement, and cash flow statement, or must become
able to do so within three months after his or her
appointment to the Committee.
3.	At least one member of the Committee must have past
employment experience in finance or accounting,
requisite professional certification in accounting, or
any other comparable experience or background which
results in the individual's financial sophistication,
including being or having been a chief executive
officer, chief financial officer, or other senior officer
with financial oversight responsibilities.
Notwithstanding paragraph A.1., one director who is not Independent, as defined in paragraph B., and who is not a current employee or an immediate family member of a current employee, may be appointed to the Committee, if the Board, under exceptional and limited
circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses, in the next proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.
B.	Independence Requirement of Committee Members
"Independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:
1.	a director who is employed by the Company or any of
its affiliates for the current year or was employed
during any of the past three years;
2.	a director who accepted any compensation from the
Company or any of its affiliates in excess of $60,000
during the previous fiscal year, other than
compensation for Board service, benefits under a tax-
qualified retirement plan, or non-discretionary
compensation.
3.	a director who is a member of the immediate family of
an individual who is, or has been in any of the past
three years, employed by the Company or any of its
affiliates as an executive officer.  "Immediate family"
includes a person's spouse, parents, children, siblings,
mother-in-law, father-in-law, brother-in-law, sister-in-
law, son-in-law, daughter-in-law, and anyone who
resides in such person's home.
4.	a director who is a partner in, or a controlling
shareholder or an executive officer of, any for-profit
business organization to which the Company made, or
from which the Company received, payments (other
than those arising solely from investments in the
Company's securities) that exceed 5% of the
Company's consolidated gross revenues for that year,
or $200,000, whichever is more, in any of the past
three years;
5.	a director who is employed as an executive of another
entity where any of the Company's executives serve on
that entity's compensation committee.
III.	MEETINGS
The Committee shall meet as frequently as circumstances require, but in any event on a quarterly basis. The Committee may ask members of management or others to attend meetings and may provide pertinent information to them as the Committee deems necessary. The Committee should meet privately in executive session at least annually with management, the director of the Company's internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or any of those groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures. Minutes shall be taken for each Committee meeting which shall then be approved at the next meeting of the Committee.
IV.	RESPONSIBILITIES AND DUTIES
The Committee's primary responsibilities and duties are to:
A.	In General
1.	Monitor the integrity of the Company's financial
reporting process and systems of internal controls
regarding finance, accounting, and legal compliance.
2.	Monitor the independence and performance of the
Company's independent auditors and the performance
of the Company's internal auditing department.
3.	Provide an avenue of communication between the
independent auditors and the Company's internal
auditing department.
4.	Provide an avenue of communication among the
independent auditors, management, the Company's
internal auditing department, and the Board.
5.	Require that the Company's independent auditors
review the financial information included in the
Company's Quarterly Reports on Form 10-Q prior to
the Company's filing those reports with the SEC.
6.	Ensure its receipt from the Company's independent
auditors of a formal written statement delineating all
relationships between the auditors and the Company,
consistent with Independence Standards Board
Standard 1, Independence Discussions with Audit
Committees ("ISB 1").
7.	Actively engage in a dialogue with the Company's
independent auditors with respect to any disclosed
relationships or services that may impact the
objectivity and independence of the auditors and take,
or recommend that the full Board take, appropriate
action to oversee the independence of the outside
auditors.
B.	Review Procedures
1.	Review and reassess the adequacy of this Charter on an
annual basis.  Submit the Charter to the Board for
approval and have the document published at least
every three years in accordance with SEC regulations
and OTCBB Rules.
2.	Review the Company's annual audited financial
statements prior to filing or distribution.  Review
should include discussion with management and
independent auditors of significant issues regarding
principals, practices, and judgments.
3.	In conjunction with management, the independent
auditors, and the Company's internal auditors, consider
the integrity of the Company's financial reporting
processes and controls.  Discuss significant financial
risk exposures and the steps management has taken to
monitor, control and report such exposures.  Review
significant findings prepared by the independent
auditors and the Company's internal auditing
department together with management's responses.
4.	Review with management and the independent auditors
the Company's quarterly financial results prior to the
release of earnings and/or the Company's quarterly
financial statements prior to filing or distribution.
Discuss any significant changes to the Company's
accounting principals and any items required to be
communicated by the independent auditors in
accordance with Statement on Auditing Standards No.
61 Communications with Audit Committee ("SAS 61").
The Chairman of the Committee may represent the
entire Committee for purposes of this review.
5.	Review with the independent auditors:
a.	The Company's financial statements and
related footnotes and the independent
auditors' report thereon, including their report
on the adequacy of the Company's internal
controls and any significant recommendations
they may offer to improve internal controls;
b.	Any significant accruals, reserves or estimates
which may have a material impact on the
financial statements; and
c.	Any difficulties or disputes with management
encountered by the independent auditors
during the course of the audit and any
instances of second opinions sought by
management.
6.	Consider and review with the independent auditors:
a.	The adequacy of the Company's internal
controls and any significant findings during
thc year and management's responses thereto;
and
b.	Any difficulties encountered in the course of
the internal audits, including any restrictions
on the scope of their work or access to
required information.
7.	Consider with management and the independent
auditors the possible impact of any pending changes in
accounting standards or rules as promulgated by the
FASB or others.
8.	Review with legal counsel any legal and regulatory
matters that may have a material impact on the
financial statements and any reports received from
regulators, and any environmental compliance and
reserves.
9.	Report Committee actions to the Board with such
recommendations as the Committee may deem
appropriate.
C.	Independent Auditors
1.	The independent auditors are ultimately accountable to
the Committee and the Board, as representatives of the
Company's shareholders.  The Committee and the
Board have the ultimate authority and responsibility to
select, evaluate and, where appropriate, replace the
independent auditors (or to nominate the independent
auditors to be proposed for shareholder approval in any
proxy statement).
2.	The Committee is responsible for ensuring that the
independent auditors submit on a periodic basis to the
Committee a formal written statement delineating all
relationships between the independent auditors and the
Company and the Committee is responsible for actively
engaging in a dialogue with the independent auditors
with respect to any disclosed relationships or services
that may impact the objectivity and independence of
the independent auditors and for recommending that
the Board take appropriate action in response to the
independent auditors' report to satisfy itself of the
independent auditors' independence.  The Committee
shall review the independence and the performance of
the independent auditors and annually recommend to
the Board the appointment of the independent auditors
or approve any discharge of independent auditors when
circumstances warrant.  To ensure independence, on an
annual basis, the Committee shall review and discuss
with the independent auditors all significant
relationships they have with the Company that could
impair the independent auditors' independence.
3.	Review the independent auditors' audit plan - discuss
scope, staffing, locations, reliance upon management,
and internal audit and general audit approach to ensure
completeness of coverage, reduction in redundant
efforts, and the effective use of audit resources.
4.	Approve the fees and other significant compensation to
be paid to the independent auditors.
D.	Committee Report.
The Company must disclose in its proxy statements (a) that the Board has adopted a written charter for the Committee and it must include a copy of the charter as an appendix to the Company's proxy statements at least once every three years, (b) whether the Committee members are
"independent" as defined in the OTCBB listing standards, and (c) certain information as required by the SEC and the OTCBB regarding any director on the Committee who is not "independent."
The Company must include a report of the Committee in its proxy statements.  In its report, the Committee must state whether:
1.	It has reviewed and discussed the audited financial statements with management;
2.	It has discussed with the independent auditors the matters
required to be discussed by SAS 61 and AU Section 380
Codification of Statements on Auditing Standards, as may be
modified or supplemented;
3.	It has received the written disclosures and the letter from the independent auditors required by ISB 1, as may be modified or supplemented, and has discussed with the independent auditors the independent auditor's independence; and
4.	Based on the review and discussions referred to in paragraphs 1 through 3 of this Paragraph D, it recommended to the Board that the audited financial statements be included in the Company's
10-K for the last fiscal year for filing with the SEC.
The name of each member of the Committee must appear below the
Committee's report in the proxy statement.
V.	WRITTEN CERTIFICATION
Once each year the Committee shall provide the Company through the
Board, and the Company shall provide to the OTCBB and the SEC, written certification that:
1.	It has adopted a formal written audit committee charter
and that the Committee has reviewed and reassessed
the adequacy of the formal written charter on an annual
basis;
2.	It has and will continue to have, an audit committee of
at least three members, comprised solely of
independent directors, each of whom is able to read
and understand fundamental financial statements,
including the Company's balance sheet, income
statement, and cash flow statement, or will become
able to do so within three months after his or her
appointment to the audit committee;
3.	It has, and will continue to have, at least one member
of the Committee that has past employment experience
in finance or accounting, requisite professional
certification in accounting, or any other comparable
experience or background which results in the
individual's financial sophistication, including being or
having been a chief executive officer, chief financial
officer or other senior officer with financial oversight
responsibilities.
If applicable, the Certification shall also describe any determination that the Board has made regarding the independence of directors who are members of the Committee pursuant to this Charter.
VI.	INVESTIGATIONS
The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and duties and shall have direct access to the independent auditors as well as anyone in the Company. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary to fulfill its responsibilities and duties.




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